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                                                                     EXHIBIT 5.1

                                  [LETTERHEAD]


                                November 3, 1999


Urban Juice & Soda Company Ltd.
1256 Frances Street
Vancouver, B.C. V5L 1Y9
CANADA

RE: REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

    You have asked my opinion with respect to certain matters concerning the Wyoming Business Corporations Act in connection with the filing by Urban Juice & Soda Company Ltd., a proposed Wyoming corporation (the "Company") of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission relating to the continuation of the Company from the Province of British Columbia (Canada) into Wyoming (USA), and the issuance of shares of common stock of the Company (the "Shares"), and warrants to purchase Shares (the "Warrants"), in connection therewith. The Shares may be exchanged for existing common shares of Urban Juice & Soda Company Ltd., a British Columbia corporation ("Urban Canada"), as described in the Registration Statement, and pursuant to the filing of Articles of Continuance in the State of Wyoming filed as an exhibit thereto.


    In rendering the opinion set forth below, I have examined the Wyoming Business Corporation Act ("WBCA") the Articles of Incorporation of Urban Juice & Soda Company Ltd. (the "Memorandum of the Company"), the Certificate of Incorporation and the Bylaws (the "Articles"), and all other documents and information deemed necessary or useful for rendering this opinion.



    It is my opinion that: (1) upon completion of the steps necessary to accomplish continuation, as described in the Registration Statement prior to the issuance of the Shares and the Warrants; and (2) upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states, where required, the Shares when issued and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and nonassessable.


    I hereby consent to the filing of this Opinion as an exhibit to the Registration Statement and any amendment thereto, including any and all post effective amendments and any registration statement relating to the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to the reference to our firm in the Prospectus of the Registration Statement under the heading "Legal Matters." In giving such consent, I do not thereby admit that we are in the category of person whose consent is required under Section 7 of the Securities Act.

                                          Yours,

                                          /s/ WILLIAM D. BAGLEY

                                          William D. Bagley

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